EXHIBIT 99.2.b



                           Apex Mortgage Capital, Inc.

                                 Balance Sheets
                                   (Unaudited)

                                                                        September 30,      December 31,
                                                                             2003              2002
                                                                       ----------------- -----------------
    Assets

        Cash and cash equivalents                                      $      8,708,000  $      1,456,000
        Fixed income trading securities, at fair value                       22,083,000       606,014,000
        Fixed income securities available-for-sale, at fair value         1,343,636,000     1,818,893,000
        Equity securities available-for-sale, at fair value                          --         4,168,000
        Accrued interest receivable                                           5,444,000        12,012,000
        Principal payments receivable                                         5,335,000           248,000
        Other assets                                                          5,080,000         2,587,000
                                                                       ----------------- -----------------
                                                                       $  1,390,286,000  $  2,445,378,000
                                                                       ================= =================

Liabilities and Stockholders' Equity

   Liabilities

        Reverse repurchase agreements                                  $    927,079,000  $  2,112,444,000
        Payable for unsettled securities                                    237,750,000                --
        Accrued interest payable                                              1,744,000         2,444,000
        Dividend payable                                                             --        13,509,000
        Interest rate swaps, at fair value                                   58,105,000       120,098,000
        Accrued expenses and other liabilities                                1,512,000         2,224,000
                                                                       ----------------- -----------------
                                                                          1,226,190,000     2,250,719,000
                                                                       ----------------- -----------------

   Commitments and contingencies (Note 6)

   Stockholders' Equity

        Preferred stock, par value $0.01 per share; 50,000,000
          shares authorized; no shares outstanding                                   --                --
        Common stock, par value $0.01 per share; 100,000,000 shares authorized; 29,857,000 shares outstanding as of
          September 30, 2003 and December 31, 2002                              299,000           299,000
        Additional paid-in-capital                                          331,521,000       331,499,000
        Accumulated other comprehensive loss                                (55,414,000)      (95,880,000)
        Accumulated deficit                                                (112,310,000)      (41,259,000)
                                                                       ----------------- -----------------
                                                                            164,096,000       194,659,000
                                                                       ----------------- -----------------
                                                                       $  1,390,286,000  $  2,445,378,000
                                                                       ================= =================

See accompanying notes to financial statements

                           Apex Mortgage Capital, Inc.

                            Statements of Operations
                                   (Unaudited)

                                     Three Months      Three Months      Nine Months        Nine Months
                                        Ended             Ended             Ended             Ended
                                     September 30,     September 30,     September 30,     September 30,
                                         2003              2002              2003              2002
                                   ----------------- ----------------- ----------------- -----------------
Interest Income:
        Fixed income securities    $     14,923,000  $     53,701,000  $     72,520,000  $    126,206,000
        Cash and cash equivalents            45,000            14,000            92,000            87,000
                                   ----------------- ----------------- ----------------- -----------------
                                         14,968,000        53,715,000        72,612,000       126,293,000

Interest Expense                         14,927,000        29,237,000        60,629,000        63,331,000
                                   ----------------- ----------------- ----------------- -----------------
Net Interest Income                          41,000        24,478,000        11,983,000        62,962,000

Dividend Income                              34,000           106,000           236,000           341,000
                                   ----------------- ----------------- ----------------- -----------------
Net Interest and Dividend Income             75,000        24,584,000        12,219,000        63,303,000
                                   ----------------- ----------------- ----------------- -----------------

General and Administrative
   Expenses:
        Management fee                      466,000           539,000         1,570,000         1,360,000
        Incentive fee                    (1,287,000)       (1,437,000)               --                --
        Insurance                           164,000            83,000           491,000           250,000
        Professional fees                 1,025,000            62,000         1,277,000           161,000
        Directors' fees                      30,000            22,000            74,000            66,000
        Non-employee stock
          options                             7,000            23,000            22,000            73,000
        Other                               202,000           151,000           635,000           550,000
                                   ----------------- ----------------- ----------------- -----------------
                                            607,000          (557,000)        4,069,000         2,460,000
                                   ----------------- ----------------- ----------------- -----------------

   Net Interest and Dividend
     Income (Loss) After General
     and Administrative Expenses           (532,000)       25,141,000         8,150,000        60,843,000
                                   ----------------- ----------------- ----------------- -----------------

Net Loss from Investment and
   Derivative Activities                (80,670,000)      (15,645,000)      (66,592,000)      (26,097,000)
                                   ----------------- ----------------- ----------------- -----------------
Net Income (Loss)                  $    (81,202,000) $      9,496,000  $    (58,442,000) $     34,746,000
                                   ================= ================= ================= =================

Net Income Per Share:
        Basic                      $          (2.72) $           0.32  $          (1.96) $           1.39
                                   ================= ================= ================= =================
        Diluted                    $          (2.72) $           0.32  $          (1.96) $           1.38
                                   ================= ================= ================= =================

Weighted Average Number of
   Shares Outstanding:
        Basic                            29,857,000        29,857,000        29,857,000        24,976,000
                                   ================= ================= ================= =================
        Diluted                          29,857,000        29,992,000        29,857,000        25,105,000
                                   ================= ================= ================= =================

Dividends Declared Per Share:      $             --  $           0.50  $           0.42  $           1.50
                                   ================= ================= ================= =================

See accompanying notes to financial statements

                           Apex Mortgage Capital, Inc.

                        Statement of Stockholders' Equity
                                   (Unaudited)



                                                                     Accumulated
                                Common Stock          Additional        Other                            Total
                            -----------------------    Paid-in     Comprehensive   Accumulated     Stockholders'     Comprehensive
                              Shares      Amount       Capital     Income (Loss)     Deficit          Equity        Income / (Loss)
                            ----------  -----------  -----------  ---------------  ------------   --------------   ----------------


Balance, January 1, 2003     29,857,00     $299,000  331,499,000 $ (95,880,00)     $(41,259,0)    $ 194,659, 000

Amortization of
   non-employees stock
   options                          --           --       22,000           --             --             22,000

Net loss                            --           --           --           --      (58,442,00)        (58,442,00)     $(58,442,00)

Other comprehensive
   income (loss):
   Net change in
     unrealized gain
     (loss) on
     available-for-sale
     securities                     --           --           --   (26,130,000)            --        (26,130,000)     (26,130,000)

   Net change in deferred
     gain (loss) on
     terminated interest
     rate swaps                     --           --           --     4,603,000             --          4,603,000         4,603,000

   Net change in
     unrealized gain
     (loss) on interest
     rate swaps
     classified as cash
     flow hedges                    --           --           --    61,993,000             --         61,993,000        61,993,000
                                                                                                                      ------------

Comprehensive income
   (loss)                                                                                                              $(17,976,00)
                                                                                                                      ============

Dividends declared                  --          --            --            --    (12,609,000)      (12,609,000)
                            ----------    ---------  ----------- -------------  -------------       ------------

Balance, September 30,
   2003                      29,857,00     $299,000  331,521,000  $ (55,414,00) $(112,310,000)     $ 164,096,000
                            ==========    ========= ============ =============  =============      ============

The following is a presentation of the changes in accumulated other comprehensive income (loss) for the nine months ended September 30, 2003.

                                                                      Nine Months
                                                                         Ended
                                                                     September 30,
                                                                         2003
                                                                   ------------------
Unrealized Gains (Losses) on Available-for-Sale Securities:

Change in unrealized gains (losses) during the period              $     (48,828,000)

Realized (gains) losses on sale of securities during the period           22,698,000
                                                                   ------------------

Net change in unrealized gains (losses) on available-for-sale
   securities                                                      $     (26,130,000)
                                                                   ==================

Deferred Gain (Loss) on Terminated Interest Rate Swaps:

Deferred gain (loss) on interest rate swaps terminated during
   the period                                                      $     (42,435,000)

Accelerated loss recognition during the period                            42,479,000

Reclassification for amortization into interest expense                    4,559,000
                                                                   ------------------

Net change in deferred gain (loss) on terminated interest rate
   swaps                                                           $       4,603,000
                                                                   ==================

Unrealized Gain (Loss) on Interest Rate Swaps Classified as Cash
   Flow Hedges:

Change in unrealized gain (loss) during the period                 $     (18,457,000)

Deferred loss on interest rate swaps terminated during the period         42,435,000

Reclassification for adjustments to interest expense                      38,015,000
                                                                   ------------------

Net change in unrealized gain (loss) on interest rate swaps
   classified as cash flow hedges                                  $      61,993,000
                                                                   ==================

     See accompanying notes to financial statements


                           Apex Mortgage Capital, Inc.

                            Statements of Cash Flows
                                   (Unaudited)

                                                                         Nine Months       Nine Months
                                                                            Ended             Ended
                                                                        September 30,     September 30,
                                                                             2003              2002
                                                                       ----------------- -----------------
Operating Activities:
   Net (loss) income                                                   $    (58,442,000) $     34,746,000
   Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
     Net amortization                                                        19,822,000           669,000
     Net loss from investment and derivative activities                      66,592,000        26,097,000
     Trading activities                                                     532,696,000      (594,929,000)
     Change in assets and liabilities:
        Accrued interest receivable                                           6,568,000       (10,867,000)
        Other assets                                                         (2,493,000)          238,000
        Accrued interest payable                                               (700,000)        2,953,000
        Accrued expenses and other liabilities                                 (712,000)       (9,542,000)
                                                                       ----------------- -----------------
          Net cash provided by (used in) operating activities               563,331,000      (550,635,000)
                                                                       ----------------- -----------------

Investing Activities:
   Purchase of fixed income securities available-for-sale                (2,303,271,000)   (1,503,945,000)
   Proceeds from sales of fixed income securities available-for-sale      2,257,126,000       109,153,000
   Proceeds from sales of equity securities                                   4,299,000         1,937,000
   Principal payments on fixed income securities available-for-sale         697,250,000       138,330,000
                                                                       ----------------- -----------------
          Net cash provided by (used in) investing activities               655,404,000    (1,254,525,000)
                                                                       ----------------- -----------------

Financing Activities:
   Net change in reverse repurchase agreements                           (1,185,365,000)    1,689,237,000
   Dividend distributions                                                   (26,118,000)      (40,025,000)
   Issuance of common stock                                                          --       155,819,000
                                                                       ----------------- -----------------
          Net cash (used in) provided by financing activities            (1,211,483,000)    1,805,031,000
                                                                       ----------------- -----------------

Net Increase (Decrease) in Cash and Cash Equivalents                          7,252,000          (129,000)

Cash and Cash Equivalents at Beginning of Period                              1,456,000         4,330,000
                                                                       ----------------- -----------------

Cash and Cash Equivalents at End of Period                             $      8,708,000  $      4,201,000
                                                                       ================= =================

Supplemental Disclosure of Cash Flow Information:
   Cash paid for interest                                              $     57,273,000  $     61,406,000
   Noncash Investing and Financing Activities:
     Change in accumulated other comprehensive loss                         (40,466,000)      (71,874,000)
     Change in receivable for unsettled securities                                   --       330,567,000
     Change in payable for unsettled securities                             237,750,000      (384,730,000)
     Change in dividends declared, not yet paid                             (13,509,000)        2,473,000

See accompanying notes to financial statements

                           Apex Mortgage Capital, Inc.
                          Notes to Financial Statements
                                   (Unaudited)

Note 1 - The Company

         Apex Mortgage Capital, Inc., or the "Company," was incorporated in Maryland on September 15, 1997. The Company commenced its operations of acquiring and managing a portfolio of mortgage related assets on December 9, 1997, upon receipt of the net proceeds from the initial public offering of the Company's common stock. The Company uses its equity capital and borrowed funds to seek to generate income based on the difference between the yield on its investments and the cost of its borrowings. The Company is structured for tax purposes as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the "Code."

         The Company entered into a management agreement, or the "Management Agreement," as amended, with TCW Investment Management Company, or the "Manager," a wholly owned subsidiary of The TCW Group, Inc., pursuant to which the Manager manages the Company's day-to-day operations, subject to the direction and oversight of the Company's Board of Directors. The Management Agreement was initially executed on December 9, 1997.

Note 2 - Summary of Significant Accounting Policies and Certain Risks

     Overview

         Certain information and note disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or "GAAP," have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, or the "SEC," for interim financial statements. The unaudited financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. The accounting policies used in the preparation of these interim financial statements were consistent with those used in the preparation of the financial statements for the year ended December 31, 2002, unless otherwise noted.

     Derivatives and Hedging Transactions

         The Company may enter into interest rate swaps and other financial instruments in order to mitigate the impact of rising interest rates on the cost of its short-term borrowings and market value of its portfolio securities. The Company may also enter into forward contracts to sell U.S. Treasury securities and other financial instruments in order to mitigate the negative impact of rising interest rates on the fair value of its fixed income securities. Such financial instruments are generally referred to as "derivatives."

         The Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, on January 1, 2001. Under SFAS No. 133, all derivatives are recorded at fair value and presented as either assets or liabilities on the Company's balance sheets.

         Prior to adopting SFAS No. 133, the Company accounted for changes in fair values of the forward contracts through adjustments to accumulated other comprehensive income (loss). Following adoption of SFAS No. 133, the Company recognizes changes in fair values of forward contracts as a component of net gain (loss) on investment and derivative activities in the statements of operations.


         At September 30, 2003 and December 31, 2002, the Company's outstanding interest rate swaps qualify as cash flow hedges and are deemed to be fully effective as hedges under SFAS No. 133. Changes in fair values of such swaps are not reflected in current earnings, but are reflected in other comprehensive income. Currently, fair value of the interest rate swaps is determined by the average of values obtained from two market analytics systems, i.e., The Yield Book and Bloomberg. If the Company were to change current or anticipated borrowings so that they were no longer appropriately matched to the swap agreements, the agreements might no longer qualify for hedge accounting treatment. In that case, changes in their fair values would affect net income.

      Stock-based Compensation

         The Company grants stock options to directors and to certain directors, officers and employees of the Manager. Options granted to directors of the Company are accounted for using the intrinsic-value method, and generally no compensation expense is recognized in the statements of operations for such options. Options granted to persons other than directors (i.e., to non-employees) are accounted for using the fair value method; such stock options are measured at their fair value when they are granted and are recognized as general and administrative expense during the periods when the options are vested and the related services are performed. During the nine months ended September 30, 2003 and September 30, 2002, the Company did not issue any stock options. The effects of previously issued and unvested stock options to the Company's directors did not have an impact for either of the periods presented below.

         The following table represents the pro forma effects on net income
         (loss) and net income (loss) per share if compensation costs related to the director stock options were measured using the fair value method as prescribed under SFAS No. 123, Accounting for Stock-based Compensation:

                                                 Three Months   Three Months  Three Months  Three Months
                                                    Ended          Ended         Ended         Ended
                                                 September 30,  September 30, September 30, September 30,
                                                     2003          2002           2003          2002
                                                -------------- ------------ -------------- -------------

         Reported net income (loss)             $ (81,202,000) $  9,496,000 $ (58,442,000) $ 34,746,000
         Deduct: Total stock-based employee
            compensation expense determined
            under fair value based method for
            all awards, net of related tax
            effects                                        --            --            --         1,000
                                                -------------- --------------------------- -------------

         Pro forma net income (loss)            $ (81,202,000) $  9,496,000 $ (58,442,000) $ 34,745,000
                                                ============== ============ ============== =============

         Earnings (losses) per share:
            Basic - as reported                 $       (2.72) $       0.32 $       (1.96) $       1.39
                                                ============== ============ ============== =============
            Basic - pro forma                   $       (2.72) $       0.32 $       (1.96) $       1.39
                                                ============== ============ ============== =============

            Diluted - as reported               $       (2.72) $       0.32 $       (1.96) $       1.38
                                                ============== ============ ============== =============
            Diluted - pro forma                 $       (2.72) $       0.32 $       (1.96) $       1.38
                                                ============== ============ ============== =============

   Recent Accounting Developments

         In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities ("SFAS 149"), which clarifies and amends financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). In general, SFAS 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. Implementation of this standard is not expected to have a material effect on the earnings, cash flows or financial position of the Company.

Note 3 - Fixed Income and Equity Securities

         At September 30, 2003, fixed income securities consisted of the following:

                                                                    Fixed Income        Equity
                                                    Fixed Income     Securities       Securities
                                                       Trading     Available-For-    Available-For-
         (in thousands)                              Securities         Sale             Sale
         ----------------------------------------- ---------------- ---------------- --------------
         Principal Amount                          $        21,710  $    1,319,450
         Unamortized (Discount) Premium                       (147)         15,918
                                                   ---------------- ---------------- --------------
         Adjusted Cost                                      21,563       1,335,368   $          --
         Gross Unrealized Gains                                520          14,079              --
         Gross Unrealized Losses                                --          (5,811)             --
                                                   ---------------- ---------------  --------------
         Fair Value                                $        22,083  $    1,343,636   $          --
                                                   ================ ================ ==============

         At December 31, 2002, fixed income and equity securities consisted of the following:
                                                                    Fixed Income        Equity
                                                    Fixed Income     Securities       Securities
                                                       Trading     Available-For-    Available-For-
         (in thousands)                              Securities         Sale             Sale
         ----------------------------------------- ---------------- ---------------- --------------

         Principal Amount                          $       585,817 $     1,765,448
         Unamortized Premium                                12,838          20,371
                                                   ---------------- ---------------- --------------
         Adjusted Cost                                     598,655       1,785,819  $        2,844
         Gross Unrealized Gains                              7,359          33,225           1,324
         Gross Unrealized Losses                                --            (151)             --
                                                   ---------------- ---------------  --------------
         Fair Value                                $       606,014  $     1,818,893  $        4,168
                                                   ================ =============== ===============

         The contractual final maturity of the mortgage loans supporting fixed income mortgage securities is generally between 15 and 30 years at origination. Because of prepayments on the underlying mortgage loans, the actual weighted average maturity is expected to be substantially less.

         Fixed-rate mortgage securities comprised approximately 48.4% and 99.0% of the Company's portfolio of fixed income securities at September 30, 2003 and December 31, 2002, respectively. The shift from fixed-rate mortgage securities to adjustable-rate mortgage securities was made by the Manager to seek to reduce exposure to price volatility and to seek to increase exposure to securities that have more favorable prepayment characteristics. The decrease in fixed income trading securities from December 31, 2002 to September 30, 2003 was primarily due to the sale of $432,761,000 of fixed income trading securities and $147,456,000 of principal prepayments on fixed income trading securities. The expected average remaining maturity of the Company's other fixed income securities as of September 30, 2003 and December 31, 2002 was approximately 27 years and less than one year, respectively.

         Adjustable-rate mortgage securities comprised approximately 49.1% and 0.4% of the Company's portfolio of fixed income securities at September 30, 2003 and December 31, 2002, respectively. A portion of the adjustable-rate mortgage securities in the Company's portfolio are backed by loans subject to periodic and lifetime caps that limit the amount the securities' effective interest rates can change during any given period and over the lives of the assets. Both at September 30, 2003 and December 31, 2002, the portion of adjustable-rate mortgage securities subject to periodic caps had an average periodic cap equal to 2.0%. At September 30, 2003 and December 31, 2002, the portion of adjustable-rate mortgage securities subject to lifetime caps had an average lifetime cap equal to 9.5% and 11.3%, respectively.

         During the nine months ended September 30, 2003, the Company reported a net loss on investment and derivative activities of $66,592,000 in the statement of operations. The loss consisted of a loss of $42,479,000 on terminated swaps, a net loss of $24,153,000 on the sale of $2,257,126,000 of fixed income securities available-for-sale, a gain of $5,424,000 on the sale of $432,761,000 of fixed income trading securities, a gain of $1,455,000 on the sale of $4,299,000 of equity securities available-for-sale, and an unrealized loss of $6,839,000 on fixed income trading securities.

         During the nine months ended September 30, 2002, the Company reported a net loss on investment and derivative activities of $26,097,000 in the statement of operations. This loss consisted of a net loss of $55,800,000 on closed forward contracts, a loss of $229,000 on the sale of $98,634,000 of fixed income securities available-for-sale, a gain of $29,907,000 on the sale of $894,372,000 of fixed income trading securities, a gain of $594,000 on the sale of $1,937,000 of equity securities available-for-sale, and an unrealized loss of $569,000 on fixed income trading securities.

Note 4 - Reverse Repurchase Agreements

         The Company has entered into reverse repurchase agreements to finance certain of its investments. These agreements are secured by a portion of the Company's investments and bear interest rates that have historically moved in close relationship to LIBOR. Reverse repurchase agreements are accounted for as short-term borrowings and recorded as a liability on the balance sheet.

         At September 30, 2003, the Company had outstanding $927,079,000 of reverse repurchase agreements with a weighted average current borrowing rate of 1.11% per annum and a weighted average maturity of one month. The reverse repurchase agreements were collateralized by the Company's securities with an estimated fair value of $952,656,000.

         At December 31, 2002, the Company had outstanding $2,112,444,000 of reverse repurchase agreements with a weighted average current borrowing rate of 1.40% per annum and a weighted average maturity of one month. The reverse repurchase agreements were collateralized by the Company's securities with an estimated fair value of $2,199,852,000.

Note 5 - Derivative Financial Instruments and Hedging Activities

         The Company has entered into interest rate swap agreements as summarized below. Under these agreements, the Company receives a floating rate and pays a fixed rate. The swaps qualify as cash flow hedges for accounting purposes, and effectively fix the interest rate paid on $771,500,000, as of September 30, 2003, of current and anticipated future borrowings under reverse repurchase agreements. The Company estimates that approximately $19,325,000 of unrealized and deferred realized losses on interest rate swaps currently included in accumulated other comprehensive loss will be reclassified into interest expense within the next twelve months as net settlements occur. As of September 30, 2003, the maximum length of time over which the Company is hedging its exposure to the variability in future cash flows for current and anticipated future transactions is approximately 8.7 years.

         Interest Rate Swaps at September 30, 2003:

           (Dollars in thousands)

                                                                    Par Weighted
            Current                  Average                           Average          Unrealized
           Notional Amount        Fixed Rate      Floating Rate       Maturity           Losses
           -------------------- ---------------- ----------------- ---------------- -----------------

           $           771,500            4.884%   1Month LIBOR       4.7 years     $         58,105


         Interest Rate Swaps at December 31, 2002:

           (Dollars in thousands)

                                                                    Par Weighted
           Current                  Average                            Average         Unrealized
           Notional Amount        Fixed Rate      Floating Rate       Maturity           Losses
           -------------------- ---------------- ----------------- ---------------- -----------------
           $         1,678,500            4.643%   1Month LIBOR       4.4 years     $        120,098


         During the fourth quarter of 2002, the Company terminated a portion of the outstanding interest rate swap agreements with a combined notional amount of $544,500,000, which resulted in a deferred loss of approximately $13,872,000 with an average term of 1.3 years and an average rate of 3.57% per annum. Also, during the third quarter of 2003, the Company terminated another portion of the outstanding interest rate swap agreements with a combined notional amount of $907,000,000 which resulted in a deferred loss of approximately $42,435,000 with an average term of 5.1 years and an average rate of 4.44% per annum.

         As a result of declining reverse repurchase agreement balances as of September 30, 2003, the Company accelerated the deferred loss recognition and reclassified $42,479,000 from accumulated other comprehensive income (loss) to net loss from investment and derivative activities for the nine months ended September 30, 2003. The acceleration of the deferred loss recognition depends on the balance of reverse repurchase agreements maintained by the Company. If the general level of reverse repurchase agreements were to decline further, the Company may be required to accelerate the deferred loss recognition in the future. The remaining deferred loss of $5,575,000 is being amortized as an adjustment to interest expense over the remaining lives of the original swap agreements.

         During the nine months ended September 30, 2003, interest expense was increased by $38,015,000 paid to swap counterparties and $4,559,000 from amortization of deferred losses on terminated swap contracts. During the nine months ended September 30, 2002, interest expense was increased by $29,342,000 paid to swap counterparties and decreased by $180,000 from amortization of deferred gains on terminated swap contracts.

Note 6 - Commitments and Contingencies

         There have been no material changes to the matters disclosed in "Note 10 - Commitments and Contingencies" on the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

Note 7 - Risks and Uncertainties

         The Company's future results of operations and overall book value involve a number of risks and uncertainties that affect volatility of earnings and book value. Factors that could affect the Company's future operating results and/or book value and cause actual results to vary materially from expectations include, but are not limited to the following: further adverse changes in general economic conditions, further changes in interest rates; and fluctuations in overall market conditions for mortgage-backed securities.

Note 8 - Subsequent Events

         In addition, on July 14, 2003, the Company announced that it entered into a definitive agreement and plan of merger dated July 12, 2003, with American Home Mortgage Holdings, Inc., or American Home, and American Home Mortgage Investment Corp. (formerly called AHM New Holdco, Inc.), or AHM Investment Corp., a wholly-owned subsidiary of American Home, providing for the acquisition of the Company by American Home pursuant to the merger of the Company with and into AHM Investment Corp., with AHM Investment Corp. surviving the merger. Prior to the merger, American Home will engage in an internal reorganization pursuant to which American Home will merge with and into a wholly-owned subsidiary of AHM Investment Corp. As a result of this reorganization, AHM Investment Corp. will become the new parent company and will own 100% of the capital stock of American Home, and each outstanding share of American Home common stock will be converted into one share of AHM Investment Corp. common stock. In the merger, and subject to the terms and conditions of the agreement and plan of merger, each issued and outstanding share of the Company's common stock will be converted automatically into and become exchangeable for a number of shares of AHM Investment Corp. common stock equal to 107.5% of our book value per share, subject to a collar adjustment, as set forth in the agreement and plan of merger. The completion of the merger is subject to the approval by the Company's stockholders and those of American Home, the receipt of regulatory approvals and other customary conditions. Upon the successful completion of the merger, the Company's Manager has agreed that it will terminate its Management Agreement for a termination fee equal to 40% of the premium over book value received by our stockholders in the merger, not to exceed $10,000,000, which is less than the amount the Company was originally obligated to pay the Manager under the Management Agreement in the event of a termination without cause by the Company.

         On October 27, 2003, the Company announced that the Registration Statement on Form S-4, Amendment #3, filed by AHM Investment Corp. relating to the proposed acquisition of the Company by American Home was declared effective by the SEC on October 24, 2003.